UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 9, 2006
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As part of its previously announced $25 million global cost savings program, Chesapeake Corporation ("Chesapeake" or the "Company"), has taken the following actions:

On January 9, 2006, Chesapeake initiated a proposed a manufacturing reorganization within its UK Pharmaceutical and Healthcare Paperboard Packaging sector. The proposed reorganization contemplates the possible closure of the Company's carton operation at Bedford in the United Kingdom (the "Bedford" site).

Under the proposed reorganization, production of the products manufactured at the Bedford facility would be transferred to other Company sites in the United Kingdom. The proposed closure, which would take place over the next several months, could result in up to 87 redundancies. The proposed reorganization and the ultimate amount and timing of employee-related costs, including severance, pension and other termination costs, are subject to negotiation and consultation with employee representatives. However, as proposed, it is anticipated that the Company will incur and recognize cash restructuring costs relating to severance and other employee costs in connection with the reorganization. Chesapeake will file an amended Form 8-K upon determining the total expense to be incurred related to the proposed reorganization.

In addition, on January 10, 2006, the Company has concluded its negotiations with French works councils related to its planned closure of the Company's rigid box operation at Ezy-sur-Eure, France (the "Ezy" site). Under this reorganization, production of the products manufactured at the Ezy facility will be transferred to other Company sites in Europe. The closure, which will take place over the next few months, will result in the termination and/or relocation of up to 59 employees. Employee-related costs, including severance, outplacement services and other termination costs are expected to be paid during 2006 and are estimated to be approximately 2.4 million Euros. In addition, the Company expects to incur approximately 0.3 million Euros in costs related to the transfer of equipment to other facilities.

This periodic report on Form 8-K may contain forward-looking statements. Actual events or results may differ materially from those statements. For information about factors that could cause such differences, please refer to the Company's Annual Report on Form 10-K/A for the year ended January 2, 2005, including information set forth under the caption, "Forward-Looking Statements".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: January 13, 2006	BY:	/s/ Thomas G. Hayes _______
Thomas G. Hayes
Controller
(Principal Accounting Officer)